Exhibit 99.1
Loop Industries Board of Directors Announces Appointment of New Director and Completion of its Investigation of Short Seller Report

MONTREAL (Canada)/ ACCESSWIRE/ April 8, 2021/ The Board of Directors of Loop Industries, Inc (NASDAQ:LOOP) today announced that Ms. Louise Sams has been appointed to the Board effective immediately.

Appointment of New Director

Ms. Sams retired in 2019 from a distinguished career as Executive Vice President and General Counsel of Turner Broadcasting, Inc, a position she had held since 2000. In this role, Ms. Sams oversaw the whole gamut of the Company’s legal activities and played a valued role on its executive leadership team.

Since her retirement from this position, she has joined the boards of two US publicly listed companies and currently serves as the Chair of the Board of Trustees of Princeton University. She has previously served on the boards of various cultural and charitable organizations.

“I am delighted to welcome Louise Sams as an independent member of our Board of Directors,” said Daniel Solomita, Loop’s Founder, Chairman and CEO.

“Her business experience and advice will be extremely valuable as we proceed with the implementation of our plans for global commercialization of our technology. In addition, we have asked Louise to chair our Governance Committee and will benefit from her knowledge of best corporate governance practices in large, sophisticated organizations.”

Short-Seller Report

Loop also announced that its independent directors have completed a review of the allegations contained in the short seller report issued on October 13, 2020. The independent directors of Loop commissioned a leading Canadian law firm to conduct a thorough and comprehensive investigation, which included interviews with current and former employees and a review of thousands of documents and emails.

After this lengthy process, combined with the conclusions of the independent review of the Company’s technology which were announced on December 14, 2020, the independent directors are unanimous in confirming that they are entirely satisfied that there was no falsification of testing results and that the Company’s highly qualified engineering and scientific team fully believes in and is fully committed to Loop’s technology. The Board continues to have full confidence, as it always has, in the integrity of Loop’s leadership and management team and that management has consistently conducted the business in an ethical manner.

About Loop Industries

Loop is a technology company whose mission is to accelerate the world's shift toward sustainable PET plastic and polyester fiber and away from our dependence on fossil fuels. Loop owns patented and proprietary low-energy technology that depolymerizes no and low-value waste PET plastic and polyester fiber, including plastic bottles and packaging, carpets and textiles of any color, transparency or condition and even ocean plastics that have been degraded by the sun and saltwater, into its base building blocks (monomers). The monomers are filtered, purified and polymerized to create virgin-quality Loop™ branded PET resin and polyester fiber suitable for use in food-grade packaging, thus enabling our customers to meet their sustainability objectives. Loop is contributing to the global movement toward a circular economy by preventing plastic waste and recovering waste plastic for a more sustainable future for all.

Common shares of the Company are listed on the NASDAQ Global Market under the symbol "LOOP."

For more information, please visit www.loopindustries.com. Follow us on Twitter: @loopindustries, Instagram: loopindustries, Facebook: Loop Industries and LinkedIn: Loop Industries

Forward-Looking Statements

This news release contains "forward-looking statements" as defined in the U.S. Private Securities Litigation Reform Act of 1995. Such statements may be preceded by the words "intends", "may", "will", "plans", "expects", "anticipates", "should", "could", "projects", "predicts", "estimates", "aims", "believes", "hopes", "potential" or similar words. Forward-looking statements are not guarantees of future performance, are based on certain assumptions and are subject to various known and unknown risks and uncertainties, many of which are beyond Loop's control, and cannot be predicted or quantified and consequently, actual results may differ materially from those expressed or implied by such forward-looking statements. Such risks and uncertainties include, without limitation, risks and uncertainties associated with among other things: (i) commercialization of our technology and products, (ii) our status of relationship with partners, (iii) development and protection of our intellectual property and products, (iv) industry competition, (v) our need for and ability to obtain additional funding, (vi) building our manufacturing facility, (vii) our ability to scale, manufacture and sell our products in order to generate revenues, (viii) our proposed business model and our ability to execute thereon, (ix) adverse effects on the Company's business and operations as a result of increased regulatory, media or financial reporting issues and practices, rumors or otherwise, (x) disease epidemics and health related concerns, such as the current outbreak of a novel strain of coronavirus (COVID-19), which could result in (and, in the case of the COVID-19 outbreak, has resulted in some of the following) reduced access to capital markets, supply chain disruptions and scrutiny or embargoing of goods produced in affected areas, government-imposed mandatory business closures and resulting furloughs of our employees, travel restrictions or the like to prevent the spread of disease, and market or other changes that could result in noncash impairments of our intangible assets, and property, plant and equipment, and (xi) the outcome of the current SEC investigation or recent class action litigation filed against us, (xii) our ability to hire and/or retain qualified employees and consultants and (xiii) other factors discussed in our subsequent filings with the SEC. More detailed information about Loop and the risk factors that may affect the realization of forward-looking statements is set forth in our filings with the Securities and Exchange Commission ("SEC"). Investors and security holders are urged to read these documents free of charge on the SEC's web site at http://www.sec.gov. Loop assumes no obligation to publicly update or revise its forward-looking statements as a result of new information, future events or otherwise.

For More Information:

Media Inquiries:
Stephanie Corrente
Loop Industries, Inc.
+1 (450) 951-8555 ext. 226
scorrente@loopindustries.com

Investor Inquiries:
Greg Falesnik
MZ Group-MZ North America
+1 949-259-4987
LOOP@mzgroup.us
www.mzgroup.us